EXHIBIT 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in this Registration Statements (Nos. 333-218244 and 333- 187928) on Form S-8 and the Registration Statements (Nos. 333-199634, 333-205147 and 333-212433) on Form S-3 of Tecogen Inc. of our report dated March 18, 2021, relating to the consolidated financial statements of Tecogen Inc., appearing in the 2020 Annual Report on Form 10-K of Tecogen Inc. for the year ended December 31, 2020. Boston, Massachusetts March 18, 2021